Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2019

ERVIN COHEN & JESSUP

Executive Summary

We own and operate 18.4 million square feet of Class A office properties and 4,069 apartment units in the premier coastal submarkets of Los Angeles and Honolulu.
Outstanding Financial Results: For the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018:

◦	We grew our revenues by 5.0% to a record $230.5 million.

◦	We grew our net income attributable to common stockholders by 7.2% to $34.0 million.

◦	We grew our FFO by 7.0% to $107.8 million, or $0.54 per fully diluted share.

◦	We grew our AFFO by 25.8% to $95.5 million.

◦	We grew our same property Cash NOI by 7.7% to $141.0 million.
Strong Operating Results: During the second quarter, we signed approximately 870,000 square feet of office leases. As a result, we increased the leased rate in our office portfolio by 45 basis points to 92.2%, and our occupancy rate to 90.4%. We continue to post strong leasing spreads as a result of robust tenant demand. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, we improved straight-line rents by 30.9% and cash rents by 12.0%.
Portfolio Growth: In June, we acquired The Glendon, a residential community in Westwood with 350 apartments and approximately 50,000 square feet of retail, for $365 million. We contributed this property to an existing consolidated joint venture in which we have a 20% capital interest. This acquisition and the newly constructed units at Moanalua brought our residential portfolio to 4,069 units, up over 15% from a year ago. Our multifamily portfolio remained fully leased at 99.0%.
Strategic Balance Sheet Management: We see current low long-term interest rates and tight lending spreads as an opportunity for strategic balance sheet management. As a result, by the end of 2019, we expect to:

◦
Significantly Extend Our Debt Maturities. Eliminate all debt maturities prior to 2023 and add almost 5 years to the weighted average life of $1.5 to $2 billion of debt, pushing our average debt maturity for that debt to 2027.

◦
Lock in Low Interest Rates. Fix the interest rate of our outstanding floating rate debt while adding close to 5 years to the fixed interest period and lowering the interest rate on the debt we refinance.

◦	Increase Liquidity. Increase our future financing flexibility by expanding our pool of unencumbered properties to almost 40% of our portfolio.

◦	Reduce Overall Leverage. Reduce our share of outstanding net debt by nearly $200 million before the impact of new acquisitions this year.
Since May, we have already made substantial progress:

◦	We paid off $630 million of debt with an average interest rate of 3.50%, including $220 million just after quarter end.

◦	We closed $540 million of ten-year, secured, non-recourse loans with interest effectively fixed at an average of 3.25% through 2027. This total includes the acquisition loan for The Glendon.

◦	We reduced our overall leverage by nearly $200 million by issuing common stock at $41 per share.

◦	We lowered and extended the fixed interest rate on a $102 million loan for 36 months.

Continued on next page

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Guidance:

◦
Increasing Guidance for Occupancy and Same Property Cash NOI. Based on the strength of our operating results, we are increasing our guidance for 2019 same property cash NOI growth to between 6% and 7%, and our guidance for average 2019 office occupancy to between 90.0% and 91.0%.

◦	Better FFO from Operations. We expect that stronger operating results and the acquisition of The Glendon will positively impact our 2019 FFO by approximately 3 cents per share.

◦
One-Time Costs of Strategic Balance Sheet Management. We expect that one-time cash and non-cash refinancing costs and dilution from the equity issuance will negatively impact our 2019 FFO by 4 to 6 cents per share.

◦	Impact on Net Income and FFO. The net impact of these items:

▪	Reduces our 2019 guidance for Net Income per Common Share - Diluted to between $0.67 and $0.71 per share.

▪	Reduces our 2019 guidance for FFO to between $2.08 and $2.12 per share.
See page 24 for more details on our guidance.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 9 and same property NOI on page 11.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements
This Second Quarter 2019 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any forward-looking statements in this Earnings Package or any previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of June 30, 2019

Office Portfolio

	Consolidated	Total
Properties	64	72
Rentable square feet (in thousands)	16,581	18,421
Leased rate	92.3%	92.2%
Occupancy rate	90.5%	90.4%

Multifamily Portfolio

		Total
Properties		11
Units		4,069
Leased rate		99.0%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of June 30, 2019	203,918
Common stock closing price per share (NYSE:DEI)	$39.84
Equity capitalization	$8,124,090

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$4,338,626	$3,802,443
Less: cash and cash equivalents(2)	(303,962)	(248,744)
Net debt	$4,034,664	$3,553,699

Leverage Ratio (in thousands, except percentage)

Pro forma enterprise value	$11,677,789
Our share of net debt to pro forma enterprise value	30%

AFFO Payout Ratio

Three Months ended June 30, 2019	54.3%

_______________________________________

(1)	See page 13 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.

(2)
Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $304.0 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $82.4 million and then adding our share of our unconsolidated Funds' cash and cash equivalents of $27.2 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of June 30, 2019

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2019

BOARD OF DIRECTORS
______________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Vice President, Business Development, Google Health
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
______________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(In thousands)

	June 30, 2019	December 31, 2018

	Unaudited
Assets
Investment in real estate:
Land	$1,100,412	$1,065,099
Buildings and improvements	8,436,246	7,995,203
Tenant improvements and lease intangibles	859,618	840,653
Property under development	70,834	129,753
Investment in real estate, gross	10,467,110	10,030,708
Less: accumulated depreciation and amortization	(2,374,596)	(2,246,887)
Investment in real estate, net	8,092,514	7,783,821
Ground lease right-of-use asset	7,481	—
Cash and cash equivalents	303,962	146,227
Tenant receivables, net	5,199	4,371
Deferred rent receivables, net	131,518	124,834
Acquired lease intangible assets, net	2,993	3,251
Interest rate contract assets	16,788	73,414
Investment in unconsolidated real estate funds	106,017	111,032
Other assets	11,239	14,759
Total assets	$8,677,711	$8,261,709

Liabilities
Secured notes payable and revolving credit facility, net	$4,304,913	$4,134,030
Ground lease liability	10,885	—
Interest payable, accounts payable and deferred revenue	117,672	130,154
Security deposits	52,141	50,733
Acquired lease intangible liabilities, net	42,503	52,569
Interest rate contract liabilities	51,672	1,530
Dividends payable	45,565	44,263
Total liabilities	4,625,351	4,413,279

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,752	1,702
Additional paid-in capital	3,484,180	3,282,316
Accumulated other comprehensive (loss) income	(25,853)	53,944
Accumulated deficit	(964,927)	(935,630)
Total Douglas Emmett, Inc. stockholders' equity	2,495,152	2,402,332
Noncontrolling interests	1,557,208	1,446,098
Total equity	4,052,360	3,848,430
Total liabilities and equity	$8,677,711	$8,261,709

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$171,674	$164,815	$338,909	$323,639
Parking and other income	30,515	28,946	60,570	57,455
Total office revenues	202,189	193,761	399,479	381,094

Multifamily rental
Rental revenues	26,308	23,655	51,201	46,716
Parking and other income	2,037	2,053	4,040	3,906
Total multifamily revenues	28,345	25,708	55,241	50,622

Total revenues	230,534	219,469	454,720	431,716

Operating Expenses
Office expenses	64,308	61,818	127,757	122,174
Multifamily expenses	7,712	6,908	15,267	13,606
General and administrative expenses	9,159	9,437	18,991	19,004
Depreciation and amortization	78,724	73,379	158,597	145,877
Total operating expenses	159,903	151,542	320,612	300,661

Operating income	70,631	67,927	134,108	131,055

Other income	2,892	2,792	5,790	5,422
Other expenses	(1,807)	(2,086)	(3,652)	(3,819)
Income, including depreciation, from unconsolidated funds	2,207	1,668	3,758	3,174
Interest expense	(34,063)	(33,268)	(67,356)	(66,168)
Net income	39,860	37,033	72,648	69,664
Less: Net income attributable to noncontrolling interests	(5,894)	(5,349)	(9,981)	(9,774)
Net income attributable to common stockholders	$33,966	$31,684	$62,667	$59,890

Net income per common share - basic	$0.20	$0.19	$0.36	$0.35
Net income per common share - diluted	$0.20	$0.19	$0.36	$0.35

Dividends declared per common share	$0.26	$0.25	$0.52	$0.50

Weighted average shares of common stock outstanding - basic	172,498	169,916	171,366	169,759
Weighted average shares of common stock outstanding - diluted	172,498	169,926	171,366	169,776
_____________________________________________

(1)
Rental revenues and tenant recoveries include tenant recoveries of $16.2 million and $14.7 million for the three months ended June 30, 2019 and 2018, and $29.9 million and $25.7 million for the six months ended June 30, 2019 and 2018, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Funds From Operations (FFO)
Net income attributable to common stockholders	$33,966	$31,684	$62,667	$59,890
Depreciation and amortization of real estate assets	78,724	73,379	158,597	145,877
Net income attributable to noncontrolling interests	5,894	5,349	9,981	9,774
Adjustments attributable to unconsolidated funds(2)	4,336	4,052	8,850	8,149
Adjustments attributable to consolidated joint ventures(2)	(15,119)	(13,670)	(29,196)	(26,912)
FFO	$107,801	$100,794	$210,899	$196,778

Adjusted Funds From Operations (AFFO)
FFO	$107,801	$100,794	$210,899	$196,778
Straight-line rent	(2,315)	(4,019)	(6,684)	(9,191)
Net accretion of acquired above- and below-market leases	(4,396)	(6,143)	(8,516)	(12,295)
Loan costs	2,404	1,868	4,271	4,177
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(14,689)	(24,148)	(32,472)	(47,415)
Non-cash compensation expense	4,359	4,923	8,866	9,982
Adjustments attributable to unconsolidated funds(2)	(1,619)	(1,881)	(3,613)	(4,267)
Adjustments attributable to consolidated joint ventures(2)	3,965	4,558	7,886	9,176
AFFO	$95,510	$75,952	$180,637	$146,945

Weighted average shares of common stock outstanding - diluted	172,498	169,926	171,366	169,776
Weighted average units in our operating partnership outstanding	28,687	28,053	28,670	28,158
Weighted average fully diluted shares outstanding	201,185	197,979	200,036	197,934

Net income per common share - diluted	$0.20	$0.19	$0.36	$0.35
FFO per share - fully diluted	$0.54	$0.51	$1.05	$0.99
Dividends paid per share(4)	$0.26	$0.25	$0.52	$0.50
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

(3)
We adopted the new lease accounting rules in the first quarter of 2019. Under the new rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the 2019 capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.

(4)	Reflects dividends paid within the respective quarters.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2019	2018
Office Statistics
Number of properties	60	60
Rentable square feet (in thousands)	15,500	15,435
Ending % leased	92.3%	92.0%
Ending % occupied	90.4%	89.1%
Quarterly average % occupied	90.4%	89.1%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.4%	99.8%

	Three Months Ended June 30,		% Favorable
	2019	2018	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$190,130	$180,643	5.3%
Office expenses	(59,112)	(56,760)	(4.1)%
Office NOI	131,018	123,883	5.8%

Multifamily revenues	21,410	21,170	1.1%
Multifamily expenses	(5,351)	(5,341)	(0.2)%
Multifamily NOI	16,059	15,829	1.5%

Total NOI	$147,077	$139,712	5.3%

Cash Net Operating Income (NOI)
Office cash revenues	$184,073	$171,816	7.1%
Office cash expenses	(59,112)	(56,760)	(4.1)%
Office cash NOI	124,961	115,056	8.6%

Multifamily cash revenues	21,405	21,164	1.1%
Multifamily cash expenses	(5,351)	(5,341)	(0.2)%
Multifamily cash NOI	16,054	15,823	1.5%

Total Cash NOI	$141,015	$130,879	7.7%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 11 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2019	2018

Same property office cash revenues	$184,073	$171,816
Non cash adjustments per definition of NOI	6,057	8,827
Same property office revenues	190,130	180,643

Same property office expenses	(59,112)	(56,760)

Office NOI	131,018	123,883

Same property multifamily cash revenues	21,405	21,164
Non cash adjustments per definition of NOI	5	6
Same property multifamily revenues	21,410	21,170

Same property multifamily expenses	(5,351)	(5,341)

Multifamily NOI	16,059	15,829

Same Property NOI	147,077	139,712
Non-comparable office revenues	12,059	13,118
Non-comparable office expenses	(5,196)	(5,058)
Non-comparable multifamily revenues	6,935	4,538
Non-comparable multifamily expenses	(2,361)	(1,567)
NOI	158,514	150,743
General and administrative expenses	(9,159)	(9,437)
Depreciation and amortization	(78,724)	(73,379)
Operating income	70,631	67,927
Other income	2,892	2,792
Other expenses	(1,807)	(2,086)
Income, including depreciation, from unconsolidated real estate funds	2,207	1,668
Interest expense	(34,063)	(33,268)
Net income	39,860	37,033
Less: Net income attributable to noncontrolling interests	(5,894)	(5,349)
Net income attributable to common stockholders	$33,966	$31,684

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months Ended June 30,

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$186,864	$43,670	$21,015
Office and multifamily operating expenses	$58,025	$13,995	$6,871
Straight-line rent	$782	$1,533	$300
Above/below-market lease revenue	$1,427	$2,969	$(3)
Cash NOI attributable to outside interests(3)	$—	$16,740	$4,943
Our share of cash NOI(4)	$126,630	$8,433	$8,904

	Six Months Ended June 30,

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$369,571	$85,149	$41,173
Office and multifamily operating expenses	$115,277	$27,747	$13,698
Straight-line rent	$3,210	$3,474	$506
Above/below-market lease revenue	$2,805	$5,711	$(6)
Cash NOI attributable to outside interests(3)	$—	$32,042	$9,601
Our share of cash NOI(4)	$248,279	$16,175	$17,374
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 27% based on square footage. The JVs own a combined eleven Class A office properties totaling 2.8 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 63% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our fully diluted shares.

(4)	Represents the share of Cash NOI allocable to our fully diluted shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Loans (As of June 30, 2019, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

4/15/2022		$340,000	$340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023	(4)	220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025	(5)	102,400	102,400	2.84%	3/1/2023
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029	(6)	125,000	125,000	2.55%	6/1/2027
6/1/2038	(7)	31,227	31,227	4.55%	N/A
8/21/2023	(8)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,198,627	3,198,627

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/19/2024		400,000	80,000	3.47%	1/1/2023
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(9)	$4,338,627	$3,484,627

Unconsolidated Funds

3/1/2023		$110,000	$27,091	2.30%	3/1/2021
7/1/2024		400,000	290,725	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$317,816

Total Loans			$3,802,443

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non-GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	We paid this loan off on July 1, 2019 and terminated the related swaps.

(5)	Effective rate will decrease to 2.76% after March 2, 2020.

(6)	Effective rate will increase to 3.25% after December 1, 2020.

(7)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(8)	$400 million revolving credit facility. Unused commitment fees range from 0.10% to 0.15%.

(9)
Our consolidated debt on the balance sheet of $4.30 billion is calculated by adding $3.9 million of unamortized loan premium and deducting $37.6 million of unamortized deferred loan costs from our total consolidated loans of $4.34 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.34
Weighted average remaining life (including extension options)	5.5 years
Weighted average remaining fixed interest period	3.1 years
Weighted average annual interest rate	3.08%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2019

Submarket	Number of Properties	Rentable Square Feet	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Brentwood	15	2,084,627	3,336,801	62.5%
Sherman Oaks/Encino	12	3,487,488	6,528,253	53.4
Westwood	7	2,185,150	4,259,142	51.3
Warner Center/Woodland Hills	3	2,845,577	7,667,855	37.1
Honolulu(3)	4	1,638,418	4,949,122	33.1
Olympic Corridor	5	1,142,885	3,451,688	33.1
Beverly Hills(4)	11	2,196,067	6,911,291	28.6
Santa Monica	11	1,427,671	9,250,950	15.4
Century City	3	957,269	10,148,454	9.4
Burbank	1	456,205	7,060,975	6.5
Total / Weighted Average(5)	72	18,421,357	63,564,531	39.4%

_______________________________________________________

(1)	Source is the 2019 second quarter CBRE Marketview report.

(2)	Calculated by dividing Rentable Square Feet by the applicable Submarket Rentable Square Feet.

(3)
We removed approximately 125,000 rentable square feet of vacant space at an office building we are converting to residential apartments. Third party submarket data was updated for consistency. See page 23.

(4)
Includes a 218,000 square foot property located just outside the Beverly Hills city limits. To calculate our percentage of the submarket, the property is not included in the numerator or the denominator for consistency with third party data.

(5)	The average of our market share in all submarkets is weighted based on the square feet of exposure in our total portfolio to each submarket.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2019
Annualized Rent by Submarket

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	96.5%	$105,485,768	$51.94	$4.33
Brentwood	90.4	81,705,710	45.17	3.76
Burbank	100.0	22,714,720	49.79	4.15
Century City	93.5	41,176,963	49.67	4.14
Honolulu	94.1	50,548,267	35.25	2.94
Olympic Corridor	93.9	40,112,941	39.60	3.30
Santa Monica	93.6	93,352,961	72.87	6.07
Sherman Oaks/Encino	92.0	114,357,721	37.10	3.09
Warner Center/Woodland Hills	86.9	70,675,101	29.60	2.47
Westwood	91.5	95,174,300	50.01	4.17
Total / Weighted Average	92.2%	$715,304,452	$44.08	$3.67

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2019				$0.05
Six months ended June 30, 2019				$0.13

_______________________________________________________________

(1)	Includes 330,019 square feet with respect to signed leases not yet commenced at June 30, 2019.

(2)	Excludes signed leases not yet commenced at June 30, 2019.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2019

Portfolio Tenant Size
	Median	Average

Square feet	2,600	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,402	48.3%	1,952,705	12.0%	$84,666,329	11.8%
2,501-10,000	1,124	38.8	5,525,359	34.1	238,711,197	33.4
10,001-20,000	239	8.2	3,298,227	20.3	141,139,636	19.7
20,001-40,000	101	3.5	2,754,224	16.9	120,070,006	16.8
40,001-100,000	32	1.1	1,793,097	11.1	88,763,883	12.4
Greater than 100,000	4	0.1	902,669	5.6	41,953,401	5.9
Total for all leases	2,902	100.0%	16,226,281	100.0%	$715,304,452	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2019

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$23,164,538	3.2%
UCLA(3)	26	10	2019-2027	321,106	1.7	16,015,025	2.2
William Morris Endeavor(4)	1	1	2027	206,782	1.1	11,667,814	1.6
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	9,262,989	1.3
Equinox Fitness(6)	5	5	2020 - 2033	180,087	1.0	7,595,231	1.1
Total	40	24		1,322,238	7.1%	$67,705,597	9.4%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020, 10,000 square feet in 2023, and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 6,000 square feet in 2019, 41,000 square feet in 2020, 69,000 square feet in 2021, 55,000 square feet in 2022, 40,000 square feet in 2023, 11,000 square feet in 2024, 32,000 square feet in 2025, and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Tenant has an option to terminate 2,000 square feet in 2020 and 205,000 square feet in 2022.

(5)
Square footage expires as follows: 16,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, and 26,000 square feet in 2022.

(6)	Square footage expires as follows: 42,000 square feet in 2020, 33,000 square feet in 2024, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of June 30, 2019

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	566	18.1%
Financial Services	391	15.0
Entertainment	212	12.9
Real Estate	293	11.3
Accounting & Consulting	350	10.1
Health Services	368	7.5
Retail	190	5.9
Technology	127	5.2
Insurance	106	4.0
Educational Services	58	3.6
Public Administration	90	2.4
Advertising	57	1.6
Manufacturing & Distribution	50	1.3
Other	44	1.1
Total	2,902	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of June 30, 2019
(1) Average of the percentage of leases expiring at June 30, 2016, 2017, and 2018 with the same remaining duration as the leases for the labeled year had at June 30, 2019. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2019	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	79	326,206	1.8%	$13,321,945	1.9%	$40.84	$41.02
2019	222	793,035	4.3	33,166,156	4.6	41.82	42.02
2020	658	2,739,593	14.9	114,136,690	16.0	41.66	42.75
2021	582	2,621,820	14.2	110,615,941	15.4	42.19	44.69
2022	450	2,234,190	12.1	94,224,024	13.1	42.17	46.37
2023	328	2,168,498	11.8	99,496,943	13.9	45.88	52.09
2024	249	2,066,394	11.2	92,702,271	13.0	44.86	53.57
2025	140	1,083,268	5.9	50,074,689	7.0	46.23	57.23
2026	65	614,635	3.3	30,025,290	4.2	48.85	62.11
2027	63	988,693	5.4	47,135,151	6.6	47.67	61.43
2028	40	368,757	2.0	20,610,536	2.9	55.89	73.12
Thereafter	26	221,192	1.2	9,794,816	1.4	44.28	65.83
Subtotal/weighted average	2,902	16,226,281	88.1%	715,304,452	100.0%	44.08	49.96
Signed leases not commenced		330,019	1.8
Available		1,432,030	7.8
Building management use		130,113	0.7
BOMA adjustment(3)		302,914	1.6
Total/weighted average	2,902	18,421,357	100.0%	$715,304,452	100.0%	$44.08	$49.96

___________________________________________________

(1)	Represents annualized rent at June 30, 2019 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2019

	Q3 2019	Q4 2019	Q1 2020	Q2 2020

Expiring Square Feet(1)	290,539	502,496	606,066	572,311
Percentage of Portfolio	1.8%	3.1%	3.7%	3.5%
Expiring Rent per Square Foot(2)	$41.94	$42.07	$42.22	$42.28

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q3 2019	Q4 2019	Q1 2020	Q2 2020

Beverly Hills	Expiring SF(1)	49,146	63,850	31,769	85,563
	Expiring rent per SF(2)	$49.71	$64.99	$54.44	$45.78

Brentwood	Expiring SF(1)	47,896	57,286	101,998	66,712
	Expiring rent per SF(2)	$46.10	$50.95	$48.69	$47.00

Century City	Expiring SF(1)	9,329	13,477	29,832	6,293
	Expiring rent per SF(2)	$45.49	$49.73	$49.51	$51.62

Honolulu	Expiring SF(1)	25,406	55,106	92,859	28,786
	Expiring rent per SF(2)	$35.25	$36.03	$33.67	$34.28

Olympic Corridor	Expiring SF(1)	29,126	11,241	62,980	44,744
	Expiring rent per SF(2)	$42.79	$36.85	$39.88	$38.43

Santa Monica	Expiring SF(1)	14,911	14,517	37,679	79,527
	Expiring rent per SF(2)	$66.93	$61.05	$55.96	$65.68

Sherman Oaks/Encino	Expiring SF(1)	42,735	198,395	137,845	105,753
	Expiring rent per SF(2)	$33.75	$34.43	$37.49	$36.56

Warner Center/Woodland Hills	Expiring SF(1)	48,715	63,482	61,091	116,444
	Expiring rent per SF(2)	$30.70	$31.55	$31.09	$29.35

Westwood	Expiring SF(1)	23,275	25,142	50,013	38,489
	Expiring rent per SF(2)	$44.28	$51.07	$51.98	$41.73

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2019, other than 326,206 square feet of Short-Term Leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2019

Net Absorption During Quarter(1)	0.45%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	96	295,014	45
Renewal leases	125	574,320	47
All leases	221	869,334	46

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate(2)	New/Renewal Rate(2)	Percentage Change

Cash Rent	$45.10	$50.50	12.0%
Straight-line Rent	$40.86	$53.49	30.9%

Average Office Lease Transaction Costs

	Lease Transaction Costs PSF	Lease Transaction Costs per Annum

New leases signed during the quarter	$26.97	$7.19
Renewal leases signed during the quarter	$21.52	$5.48
All leases signed during the quarter	$23.37	$6.04

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated from space being taken out of service, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2019

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Honolulu(1)	3	1,949	48%
Santa Monica	2	820	20
West Los Angeles	6	1,300	32
Total	11	4,069	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Honolulu(1)	99.2%	$43,022,508	$1,859
Santa Monica	99.3	29,683,032	3,043
West Los Angeles	98.5	48,452,016	3,157
Total / Weighted Average	99.0%	$121,157,556	$2,511

Recurring Multifamily Capital Expenditures per Unit

Three months ended June 30, 2019	$184
Six months ended June 30, 2019	$362

________________________________________________________________

(1)	Includes newly developed units just made available for rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $404,497, which is not included in multifamily annualized rent.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Development Projects

1132 Bishop Street, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments. This project will help address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We expect the conversion to occur in phases over a number of years as the office space is vacated. In select cases, we will relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.
We currently estimate that construction costs will be $80 million to $100 million, although the inherent uncertainties of development are compounded by the multi-year and phased nature of the conversion. Assuming timely approvals, we expect the first units to be delivered in 2020.

Moanalua Hillside Apartments, Honolulu, Hawaii

Shortly after the 2018 year-end we completed construction of our 491 unit apartment development at Moanalua. This project now includes a total of 1,171 units on 28 acres. We have also completed upgrades to the existing buildings, improved the parking and landscaping, built a new leasing and management office and constructed a new fitness center and two pools, resulting in one of the most modern and desirable workforce housing communities in Hawaii.

Residential High Rise Tower, Brentwood, California
In Brentwood, we are building the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent to an office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. We expect construction to take about three years.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

2019 Guidance

Metric	Per Share
Net income per common share - diluted	$0.67 to $0.71
FFO per share - fully diluted	$2.08 to $2.12

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Assumption
Average Office Occupancy		90% to 91%	Increased
Residential Leased Rate	Our assumption excludes the impact of leasing up new units.	Essentially fully leased	Unchanged
Same Property Cash NOI Growth		6.0% to 7.0%	Increased
Above/Below Market Net Revenue	Includes 100% of our consolidated JVs share (not our pro-rata share).	$14 to $16 million	Unchanged
Straight-line Revenue	Includes 100% of our consolidated JVs share (not our pro rata share).	$9 to $11 million	Unchanged
G&A		$39 to $43 million	Unchanged
Interest Expense, Including Refinancing Costs
Includes $3 to $5 million of non-recurring non-cash costs relating to our refinancing activities.
Includes 100% of our consolidated JVs share (not our pro rata share), including our new Glendon acquisition loan of which our share is 20%.
		$140 to $143 million	Increased
___________________________________________
Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, or other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 25 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

Reconciliation of our 2019 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$115.9	$122.8
Adjustments for depreciation and amortization of real estate assets	330.0	320.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(25.7)	(14.6)
FFO	$420.2	$428.2

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	173.0	173.0
Weighted average units in our operating partnership outstanding	29.0	29.0
Weighted average fully diluted shares outstanding	202.0	202.0

Per share	Low	High

Net income per common share - diluted	$0.67	$0.71
FFO per share - fully diluted	$2.08	$2.12
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 330,019 square feet with respect to signed leases not yet commenced at June 30, 2019).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio, except for eleven office properties totaling 2.8 million square feet and one residential property with 350 apartments, which we own through three consolidated joint ventures and in which we own a weighted average of approximately 27% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on June 28, 2019.

Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Funds: Fund X Opportunity Fund, LLC, Douglas Emmett Fund X, LLC and Douglas Emmett Partnership X, LP.

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Definitions

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of June 30, 2019. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

Operating Partnership: Douglas Emmett Properties, LP

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Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At June 30, 2019, total consists of 16,556,300 leased square feet (including 330,019 square feet with respect to signed leases not commenced), 1,432,030 available square feet, 130,113 building management use square feet and 302,914 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, (iii) held for sale, contributed or otherwise removed from our consolidated financial statements, or (iv) that underwent a major repositioning project or were impacted by development activity that we believed significantly affected the properties' results. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned. Our same properties for the three months ended June 30, 2019 include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu, where the largest tenant is a health club that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which we expect to be affected by development activities, (3) a 583,000 square foot office property in Los Angeles which we expect to be affected by repositioning activity, and (4) a residential community in Los Angeles that we acquired in June 2019 with 350 apartments and approximately 50,000 square feet of retail space.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated real estate Funds, in which we own a weighted average of approximately 63% based on square footage.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Funds.

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